UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2013

WINLAND ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

1-15637	41-0992135
(Commission File Number)	(IRS Employer Identification No.)

1950 Excel Drive Mankato, Minnesota 56001
(Address of Principal Executive Offices) (Zip Code)

(507) 625-7231
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On February 7, 2013, David Gagne, the Chief Executive Officer of Winland Electronics, Inc. (the “Company”), gave a presentation to shareholders of the Company and investors regarding the Company’s strategic growth plans.  The presentation is attached to this current report on Form 8-K as Exhibit 99.1.

This current report on Form 8-K is being furnished pursuant to Item 7.01 Regulation FD Disclosure.  The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:

99.1	Chief Executive Officer Presentation on Strategic Growth Plans.

Forward-Looking Statements

This Form 8-K and the attached exhibit contains forward-looking statements that are subject to various assumptions, risks and uncertainties.  It should be read in conjunction with the “Forward-Looking Statements” sections in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2011, and its quarterly reports on Form 10-Q, and in conjunction with other SEC reports filed by the Company that discuss important factors that could cause actual results to differ materially.  The Company expressly disclaims any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 7, 2013

WINLAND ELECTRONICS, INC.

By	/s/ Brian D. Lawrence
Brian D. Lawrence
Chief Financial Officer and
Senior Vice President

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
February 7, 2013	001-15637

WINLAND ELECTRONICS, INC.

EXHIBIT NO.	ITEM

99.1	Chief Executive Officer Presentation on Strategic Growth Plans.